Exhibit 10.2

THIS INSTRUMENT AND ALL THE OBLIGATIONS, RIGHTS, TERMS AND PROVISIONS HEREUNDER, ARE SUBORDINATED PURSUANT TO, AND SUBJECT IN ALL RESPECTS TO, THE TERMS AND PROVISIONS OF THE AGREEMENT OF SUBORDINATION DATED AS OF AUGUST 28, 2017 AMONG GOLDLINE ACQUISITION CORP., EACH SUBORDINATE CREDITOR PARTY THERETO AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS AGENT, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.
CREDIT AGREEMENT
CREDIT AGREEMENT dated as of August 28, 2017, among Goldline Acquisition Corp. and the Lenders set forth on Exhibit A hereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”). The parties hereto hereby agree as follows:
Article I
DEFINITIONS
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Acquisition” means the acquisition by the Borrower of all or substantially all of the assets of the Target Company, pursuant to the Acquisition Agreement.
“Acquisition Agreement” means that certain asset purchase agreement, dated as of August 14, 2017, by and between the Borrower, as buyer and the Target Company, as seller.
“Agreement” has the meaning ascribed thereto in the preamble hereof.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the United Kingdom’s Bribery Act 2010, as amended from time to time.
“Borrower” means Goldline Acquisition Corp., a Delaware corporation.
“Borrower Subordination Agreement” means that certain Agreement of Subordination, dated as of the date hereof, by and among the Borrower, the Lenders, and Rabobank.
“Business Day” means each day which is not a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.
“Change of Control” means, at any time, the failure of Parent to directly, legally and beneficially own a majority of the equity interests of the Borrower.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied.
“Collateral” has the meaning set forth in the Security Agreement.
“Commitment” means the Lenders’ commitment to lend the Loan on the Closing Date as set forth on Exhibit A hereto.

“Confidential Information” means all information relating to the Borrower or any of its affiliates or any of their respective businesses (including without limitation information prepared by others and forwarded by or on behalf of the Borrower or any of its affiliates and information described in Section 5.01(c)), other than any such information that (i) is or becomes generally available to the public on a non-confidential basis, (ii) is known to a Lender (or other party required to keep information confidential pursuant to this Agreement) on a non-confidential basis prior to the time of disclosure of such information by the Borrower, (iii) is independently developed by a Lender (or other party required to keep information confidential pursuant to this Agreement), (iv) is permitted in writing by the Borrower to be disclosed to third parties on a non-confidential basis, (v) is or was publicly disclosed by the Borrower, or (vi) is Publicized Information.
“Credit Documents” means this Agreement, the Security Agreement, the Guaranty, and the Subordination Agreement and any other documents hereafter delivered to the Lenders by the Borrower evidencing or securing the Loan or the Collateral.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Disposition” or “Dispose” means the sale, transfer, license, sublicense, lease, any other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of equity interests by a subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and any reinsurance or novation arrangement or transaction; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its equity interests to another Person.
“Dollars” or “$” means the lawful money of the United States of America.
“EBITDA” means Net Income plus, without duplication and to the extent deducted in calculating Net Income, the sum of (a) Interest Expense, (b) federal, state, local and foreign income taxes expensed in determining Net Income, (c) the amount of depreciation and amortization expense deducted in determining Net Income, (d) any extraordinary or unusual items that have reduced Net Income, and (e) any impairment charges or asset write-offs that have reduced Net Income, minus  any extraordinary or unusual items that have increased Net Income; in each case, determined in accordance with GAAP, to the extent applicable.
“Event of Default” has the meaning set forth in Article VI.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith (which shall be conclusive if reasonably determined in good faith).
“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards

Board (or agencies with similar functions of comparable stature and authority within the accounting profession in the United States of America).
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, any state or locality, any political subdivision of the foregoing, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guaranty” means that certain Guaranty, dated as of the date hereof, by Parent in favor of the Lenders.
“Indebtedness” of a Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations (excluding any prepaid interest thereon) of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (i) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (ii) expenses accrued in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranty obligations of such Person with respect to Indebtedness of another Person (excluding financial guarantee policies issued by the Borrower in the ordinary course of business), (h) the principal portion of all capital lease obligations plus any accrued interest thereon, (i) all net obligations of such Person under hedging agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred equity interests issued by such Person, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, (m) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venture solely to the extent such obligations are recourse to such Person and (n) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under GAAP principles; provided, however, that all financial guarantee policies issued by the Borrower in the ordinary course of business with respect to Indebtedness of another Person shall not be considered “Indebtedness.”
“Insolvency Proceeding” means any case, proceeding or other action by or against any Person (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, rehabilitation, liquidation, conservatorship, receivership or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, rehabilitation or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator, rehabilitator, liquidator or other similar official for it or for all or any substantial part of its assets.

“Interest Expense” means the total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Indebtedness of the Acquired Companies, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances, but excluding net payments (less net credits) under interest rate swap agreements to the extent such net payments are allocable to such period in accordance with GAAP, in each case whether or not paid in cash during such period.
“Interest Payment Date” means each December 31, March 31, June 30, and September 30, commencing on December 31, 2017.
“Interest Period” means (a) initially, the period from the Closing Date to but excluding December 31, 2017 and (b) thereafter, the period following the end of the immediately preceding Interest Period to but excluding the next Interest Payment Date.
“Investment” means, as to any Person, any direct or indirect investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of Indebtedness in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such other Person.
“Lenders” means the Persons party hereto as “Lender” as set forth on Exhibit A hereto, and their respective heirs, successors and permitted assigns.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan” has the meaning set forth in Section 2.01 hereof.
“Losses” has the meaning set forth in Section 7.03(b) hereof.
“Majority Lenders” means those Lenders holding a majority of the principal amount of Loan then outstanding.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Borrower, (b) the Borrower’s ability to perform any of its payment obligations under this Agreement or the other Credit Documents, or (c) the rights and remedies of the Lenders under this Agreement and the other Credit Documents.
“Material Non-Public Information” means any Confidential Information constituting material non-public information within the meaning of the rules and regulations of the Exchange Act.

“Maturity Date” means (a) August 28, 2020, or (b) such earlier date on which the Loan shall become due and payable in accordance with the terms of this Agreement.
“Net Income” means net income (or loss) determined in accordance with GAAP.
“Note” or “Notes” means one or more promissory notes of the Borrower evidencing the Loan.
“Obligations” all now existing or hereafter arising obligations of the Borrower to the Lenders, whether primary or secondary, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not, liquidated or unliquidated, arising by operation of law or otherwise, whether for principal, interest, fees, expenses or otherwise (including, without limitation, interest, fees, costs or other payments on the Obligations paid or accrued after the commencement of an Insolvency Proceeding and whether or not such claims are deemed allowed or recoverable in any Insolvency Proceeding, and payment of or for adequate protection pursuant to any Insolvency Proceeding), together with all costs of collection or enforcement, including, without limitation, reasonable attorneys’ fees incurred in any collection efforts or in any action or proceeding.
“Parent” means A-Mark Precious Metals, Inc., a Delaware corporation.
“Parent Subordination Agreement” means that certain Agreement of Subordination, dated as of the date hereof, by and among the Parent, the Lenders, and Rabobank.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount thereof does not exceed the principal amount of the Indebtedness so modified, refinancing, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon, plus reasonable original issue discounts and upfront fees plus other fees and expenses reasonably incurred in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder.
“Person” means any individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any Governmental Authority.
“Publicized Information” means any information made public by the Borrower or any of its affiliates.
“Rabobank” means Cooperatieve Rabobank U.A., New York Branch.
“Related Parties” has the meaning set forth in Section 7.11 hereof.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Patriot Act and those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council or the European Union.
“Security Agreement” means that certain Security Agreement, dated as of the date hereof by and among Borrower, as grantor, and the Lenders, as secured parties.
“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Indebtedness Amendment” means that certain amendment, dated on or about the date hereof to that certain Uncommitted Credit Agreement, dated as of March 31, 2016, by and among Parent, as borrower, the lenders party thereto, and Rabobank, as administrative agent, sole lead arranger and sole bookrunner, as may be otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof.
“Subordination Agreement” means collectively, the Borrower Subordination Agreement and the Parent Subordination Agreement.
“Surrendered Payment” has the meaning set forth in Section 2.07.
“Target Company” means Goldline LLC, a Delaware limited liability company.
“Taxes” has the meaning set forth in Section 2.05(a) hereof.
“Transactions” means the execution, delivery, and performance by the Borrower of the Credit Documents to which the Borrower is a party, the borrowing and repayment of the Loan, the grant of the security interests in the Collateral pursuant to the Security Agreement, the payment of principal, interest and fees thereunder, and the use of the proceeds of the Loan.
SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles and (f) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Lenders that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.03.    Specified Times and Dates; Determinations. All times specified in this Agreement shall be determined, unless stated specifically herein to the contrary, on the basis of the prevailing time in New York City. Unless stated specifically herein to the contrary, if any day or date specified in this Agreement for any notice, action or event is not a Business Day, then the due date for such notice, action or event shall be extended to the immediately succeeding Business Day; provided that interest shall accrue on any payments due by the Borrower which are extended by the operation of this Section 1.03. Any determination by the Lenders hereunder shall, in the absence of manifest error, be conclusive and binding.
ARTICLE II
THE LOAN
SECTION 2.01.    Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender hereby agrees to make a loan to the Borrower on the Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit A hereto (each such loan and all such loans collectively, the “Loan”). Upon the Closing Date, the amount of the Commitments shall terminate. Once repaid, the Loan or any portion thereof may not be reborrowed.
SECTION 2.02.    Repayment of Loan. All outstanding principal of the Loan shall be due and payable in full on the Maturity Date. Borrower hereby promises and agrees to pay to the Lenders when due (whether by acceleration or otherwise) all principal, interest and other amounts associated with the Loan.
SECTION 2.03.    Interest.
(a)    Loan. The Loan shall bear interest on the unpaid principal amount thereof from the borrowing date thereof, and any past due interest amounts thereon, until payment in full thereof. All accrued but unpaid interest shall be due and payable in cash in arrears (a) quarterly on each Interest Payment Date in respect of the Interest Period ending on such Interest Payment Date, together with all other accrued but unpaid interest as of such date, and (b) on the Maturity Date.
(b)    Interest Rate. The interest rate for the Loan shall be 8.50% per annum.
(c)    Default Interest. After the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, the Borrower shall pay on demand, on the principal amount of the outstanding Loan and any overdue interest, interest at a rate per annum equal to 2.0% per annum plus the interest rate applicable to the Loan.
(d)    Maximum Interest Rate. Notwithstanding anything in this Agreement to the contrary, in no event shall the interest charged under this Agreement exceed the maximum rate of interest permitted under applicable law. Any interest payment paid by the Borrower which would cause the interest charged to exceed the maximum rate permitted shall instead be held by the Lenders to the extent of such excess as additional Collateral hereunder and applied to future interest payments as and when such amount becomes due and payable hereunder.
(e)    Calculations. Interest shall be calculated on the basis of a year of 360 days. In computing interest on the Loan (or interest on past due interest), the date of the making of the Loan shall be included and the date of payment of the Loan shall be excluded.
SECTION 2.04.    Prepayment of Loan. The Borrower may not prepay the Loans, in whole or in part, at any time.
SECTION 2.05.    Taxes.
(a)    Any and all payments made by Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings,

and all liabilities with respect thereto to the extent attributable to the Loan, excluding (i) taxes imposed on net income and (ii) all income and franchise taxes of the United States of America, any political subdivisions thereof, and any state of the United States of America, and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).
(b)    If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(c)    The Borrower shall pay and hereby indemnifies each Lender from any documentary stamp Taxes in connection with the execution or delivery of this Agreement. Within 30 days after the date of any payment of Taxes, Borrower will furnish the relevant Lender with evidence of payment thereof. Borrower hereby indemnifies each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment pursuant to this indemnification shall be made upon written demand thereof.
(d)    The obligations of the Borrower under this Section 2.05 shall survive the termination of this Agreement.
SECTION 2.06.    Contingent Interest Consideration. On the Maturity Date, the Borrower shall pay in cash to each Lender such Lender’s pro rata portion of an amount equal to the greater of (x) ten percent (10%) of the excess, if any, of (i) cumulative EBITDA of Borrower (after giving effect to the Acquisition) for the periods ended June 30, 2018, June 30, 2019 and June 30, 2020, over (ii) $10,000,000, and (y) an amount equal to three percent (3%) of the aggregate principal amount of the Loan funded by each Lender on the Closing Date.
SECTION 2.07.    Effect of Subordination Agreement. The Borrower acknowledges and agrees that the Loan and the Obligations include the amount of any payments made to Lenders or another on behalf of or by the Borrower (including payments resulting from liquidation of Collateral) which are recovered from the Lenders by a trustee, receiver; creditor, or other party pursuant to applicable Federal or state law or the terms of this Agreement or any Subordination Agreement (the “Surrendered Payments”). In the event that the Lenders make any Surrendered Payments (including pursuant to a negotiated settlement), the Surrendered Payments shall immediately be reinstated as Obligations and as outstanding amounts under the Loan, regardless of whether the Lenders have surrendered or cancelled the Loan or their rights under this Agreement prior to returning the Surrendered Payments.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Borrower acknowledges that the Lenders have made the Loan in reliance on the representations and warranties made by the Borrower hereunder and are express beneficiaries hereof, and hereby represents and warrants to the Lenders on the date hereof that:
SECTION 3.01.    Organization; Powers; Authorization; Enforceability, Etc.

(a)    The Borrower is a corporation organized under the laws of the State of Delaware and is duly organized, validly existing, and is in good standing under the laws of the jurisdiction of its organization, is licensed or authorized and duly qualified to do business in and is in good standing in every jurisdiction where the failure to so qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to result in a Material Adverse Effect.
(b)    The execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents have been duly authorized by the Borrower, and do not conflict with, and will not result in a violation of, or constitute or give rise to an event of default under (i) any of the Borrower’s organizational documents, (ii) any agreement or other instrument which may be binding upon the Borrower, or (iii) any law or governmental regulation or court decree or order applicable to it or its properties, except where such conflict, violation or event of default would not reasonably be expected to result in a Material Adverse Effect.
(c)    The Transactions have been duly authorized by the Borrower and do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, other than as has already been obtained. The Borrower has the power and authority to enter into this Agreement and the other Credit Documents, and to consummate the Transactions.
(d)    The Borrower has the power and authority to own and to hold all of its assets and properties, and to carry on its business as now conducted.
SECTION 3.02.    Litigation. There are no suits, investigations or proceedings pending, or to the knowledge of the Borrower, threatened against or adversely affecting it or its assets, before any court or by any Governmental Authority, in each case which would reasonably be expected to have a Material Adverse Effect.
SECTION 3.03.    Lien Priority. The security interests in the Collateral granted by the Borrower pursuant to the Security Agreement are valid and perfected, and constitute a first priority lien on the Collateral. The Borrower has not entered into or granted any security agreements or liens, or permitted the filing or attachment of any security interests or liens on or affecting any of the Collateral, that would be prior or that may in any way be superior to the security interests granted under the Security Agreement and the related rights in and to such Collateral, except, in each case, as permitted hereunder or as would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.04.    Binding Effect. This Agreement and all other Credit Documents executed by the Borrower are binding upon the Borrower and are each legally enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or equitable principles relating to enforceability.
SECTION 3.05.    Investment Company. The Borrower is not required to be registered as an “investment company” under the 1940 Act.
SECTION 3.06.    Location of Records. The Borrower keeps its records concerning the Collateral at the address set forth in Schedule I to the Security Agreement.

SECTION 3.07.    Information. All written information heretofore or contemporaneously herewith furnished by the Borrower to the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby (other than with respect to projected financial and other forward-looking information) is, and all information hereafter furnished by or on behalf of the Borrower will be, true and accurate in all material respects on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect provided that with respect to information concerning the Collateral which was not prepared by the Borrower, the Borrower makes such representation in this Section 3.07 only to the extent of its knowledge. With respect to projected financial and other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time prepared.
SECTION 3.08.    Solvency. After giving effect to the Loan, the Borrower and its affiliates on a consolidated basis are not, nor will be, “insolvent” within the meaning of (a) Section 101(32) of the United States Bankruptcy Code, as amended, or (b) Section 271 of the Debtor and Creditor Law of the State of New York, as amended.
SECTION 3.09.    Fiscal Year. The fiscal year of the Borrower ends on December 31.
SECTION 3.10.    Compliance with Applicable Laws. The Borrower has complied with in all material respects, all federal, state or local laws applicable to it, except, in each case, where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
ARTICLE IV
CONDITIONS
SECTION 4.01.    Closing Date. The obligations of the Lenders to make the Loan to the Borrower hereunder is subject to the satisfaction of the following conditions (any or all of which may be waived by the Majority Lenders).
(a)    The Lenders shall have received all Credit Documents to which Parent and/or the Borrower is a party, fully executed and in form reasonably satisfactory to the Lenders, and any other documents required under this Agreement. Each such Credit Document shall be in full force and effect and shall be binding upon the parties thereto (other than the Lenders) and legally enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or equitable principles relating to enforceability. No party to any Credit Document (other than the Lenders) shall be in breach or default of its obligations thereunder.
(b)    The Lenders shall have received (i) an officer’s certificate from the Borrower, dated the Closing Date, certifying as to its certificate of incorporation, bylaws, good standing, resolutions authorizing the Transactions and incumbency of officers signing the Credit Documents to which the Borrower is a party; and (ii) an officer’s certificate from Parent, dated the Closing Date, certifying as to its certificate of incorporation, bylaws, good standing, resolutions authorizing the Transactions and incumbency of officers signing the Credit Documents to which Parent is a party.
(c)    Each of the Senior Indebtedness Amendment and the Subordination Agreement shall have been consummated and be effective in accordance with its terms.

(d)    (i) The representations and warranties set forth in Article III hereof, and in any documents delivered herewith, shall be true and correct in all material respects; (ii) the Borrower shall be in material compliance with all the terms and provisions contained herein to be observed or performed; and (iii) no Default shall have occurred and be continuing.
(e)    The Acquisition shall have been consummated, or substantially simultaneously with the extension of the Loan hereunder, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement.
(f)    To the extent requested in writing two (2) Business Days prior to the Closing Date, the applicable Lenders shall have received executed copies of the Notes.
ARTICLE V
COVENANTS
Until the principal of and interest on the Loan and all fees and other Obligations payable under this Agreement shall have been paid in full, (1) the Borrower acknowledges that the Lenders have made the Loan in reliance on the representations and warranties made by the Borrower hereunder and are express beneficiaries hereof, and (2) the Borrower hereby covenants and agrees for the benefit of the Lenders that:
SECTION 5.01.    Financial Reports and Other Information.
(a)    Financial Statements. To the extent not publicly filed, the Borrower shall deliver to the Lenders:
(i)    as soon as available, but in any event within 90 days after the end of each fiscal year of Parent ending after the date hereof, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Parent and its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year of Parent, and reported on by the independent public accountants of Parent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly the financial condition and results of operations of Parent and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and
(ii)    as soon as available, but in any event within 45 days after the end of each fiscal quarter of Borrower ending after the date hereof, the balance sheet and related statements of operations, stockholders’ equity and cash flows of Borrower as of the end of and for such quarter and the then elapsed portion of the fiscal year of Borrower, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year of Borrower.
(b)    Certificates; Other Information. The Borrower shall deliver to the Lenders promptly, such additional information regarding the business, legal, financial or corporate affairs of the Borrower or compliance with the terms of this Agreement as such information may relate to the Credit Documents as any Lender may from time to time reasonably request in writing.
(c)    Public/Non-Public Information or Confidential Information. The Borrower shall designate and mark, or cause to be designated and marked, any reports or notices delivered under this Section

5.01 which in its good faith judgement contain Material Non-Public Information or Confidential Information; provided that the determination as to whether any person has received Material Non-Public Information shall be the responsibility of such Person, and the Borrower shall not be obligated under the Credit Documents to make public any information required to be delivered by it under this Agreement.
SECTION 5.02.    Notices. Within three Business Days following the Borrower’s knowledge thereof, the Borrower shall notify the Lenders:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and
(c)    of the institution of any material litigation not previously disclosed by the Borrower to the Lenders that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions contemplated herein; provided that the Borrower shall not be required to provide any information subject to attorney-client privilege.
Each notice pursuant to this Section shall be accompanied by a statement of an officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
SECTION 5.03.    Taxes. The Borrower shall pay, prior to delinquency, all material amounts of Taxes imposed upon it or any of its properties or assets for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, except where (a) it is being contested in good faith and for which adequate reserves have been provided, and (b) failure to pay or discharge the same would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.04.    Corporate Existence, Etc. The Borrower shall (a) preserve, renew and maintain its organizational existence, and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder.
SECTION 5.05.    Compliance with Laws. The Borrower shall comply with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.06.    Books and Records. The Borrower shall maintain proper books of record and account in relation to its business and activities, in a manner to allow financial statements to be prepared in accordance with GAAP.
SECTION 5.07.    Use of Proceeds. The Borrower shall use the proceeds of the Loan to finance the Acquisition, and to pay certain fees and expenses in connection therewith.
SECTION 5.08.    Margin Stock. The Borrower shall not (a) engage in the business of extending credit for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or (b) use any proceeds of the Loan for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

SECTION 5.09.    Further Assurances. Promptly upon reasonable request by the Majority Lenders, the Borrower shall (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Credit Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Majority Lenders may reasonably require from time to time in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Agreement.
SECTION 5.10.    Compliance with Laws; Policies and Procedures.
(a)    The Borrower shall (i) conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities if the failure to comply thereunder would reasonably be expected to have a Material Adverse Effect; provided, however, that this Section 5.10 shall not require the Borrower to comply with any such law, regulation, ordinance or order if it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, (ii) comply with all obligations it might have under Anti-Corruption Laws and (iii) comply with all applicable Sanctions imposed on it.
(b)    The Borrower shall maintain in effect and enforce policies and procedures intended to ensure compliance by the Borrower and their respective officers, directors, employees and agents with Anti-Corruption Laws and Sanctions.
SECTION 5.11.    Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien of any kind upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) Liens arising by operation of law, (b) Liens under any Credit Document to which the Borrower is a party, (c) Liens existing on the Closing Date if disclosed to the Lenders prior to the date hereof, and any modifications, replacements, renewals, or extensions thereof, (d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings, (e) Liens securing Indebtedness permitted by Section 5.13(c), and (f) other Liens with respect to the property or assets of the Borrower to the extent would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.12.    Investments. The Borrower shall not make or hold any Investments, other than (a) Investments existing on the Closing Date, and (b) ordinary course Investments.
SECTION 5.13.    Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than (a) Indebtedness under the Credit Documents and Permitted Refinancings thereof, (b) Indebtedness existing on the Closing Date, and Permitted Refinancings thereof, and (c) Indebtedness incurred after the Closing Date and Permitted Refinancings thereof; provided that the aggregate principal amount of Indebtedness permitted pursuant to this Section 5.13(c) does not exceed $2,000,000 at any time outstanding without consultation by the Borrower with the Lenders.
SECTION 5.14.    Fundamental Changes. The Borrower shall not merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

SECTION 5.15.    Dispositions. The Borrower shall not make any Disposition other than (i) Dispositions for Fair Market Value; (ii) Dispositions in the ordinary course of business, and (iii) Dispositions of obsolete assets.
SECTION 5.16.    Change in Nature of Business. The Borrower shall not engage in any material line of business substantially different from those lines of business conducted by the Borrower on the date hereof or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
SECTION 5.17.    Transactions with Affiliates. The Borrower shall not enter any transaction of any kind with any affiliate of the Borrower, except (i) transactions in the ordinary course of business at prices, and on terms and conditions that are fair and reasonable and not less favorable to the Borrower than could be obtained on an arm’s length basis from unrelated third parties, and (ii) transactions between Parent and Borrower that would not reasonably be expected to have or cause a Material Adverse Effect.
SECTION 5.18.    Accounting Changes. The Borrower shall not make any change in the fiscal year of the Borrower.
SECTION 5.19.    Prepayments, Etc. of Indebtedness. The Borrower shall not prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness that is junior or expressly subordinated in right of payment to the Loan or any Indebtedness that is secured on a junior priority basis relative to the Loan by some or all of the Collateral or any unsecured financing.
SECTION 5.20.    Collateral. The Borrower shall use reasonable best efforts to diligently (i) take all action necessary or advisable to protect and seek to maximize the value of the Collateral and all recoveries thereon, including the timely enforcement of the Borrower’s rights to, and in respect of, the Collateral, and (ii) consider all actions reasonably requested by the Majority Lenders to enforce the Borrower’s contractual rights to, and in respect of, the Collateral (provided that the determination as to actions to take or not to take shall be in the Borrower’s sole discretion).
SECTION 5.21.    Post-Closing. To the extent delivered in .pdf or other electronic format pursuant to Section 4.01(e), the Borrower shall deliver to the applicable Lenders original executed Notes within ten (10) Business Days of the Closing Date.
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01.    If any of the following events (each an “Event of Default”) shall occur:
(a)    failure to pay any interest on the Loan when such interest becomes due and payable, and such default is continued for five Business Days;
(b)    failure to pay any principal of the Loan or any other amounts due hereunder when such amounts become due and payable and such default continues for five Business Days;
(c)    failure to comply with any covenant or agreement provided for in Sections 5.02, 5.03, 5.04, 5.05, 5.07, 5.08, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, or 5.19;

(d)    failure to comply with any covenant or agreement provided for in Sections 5.01, 5.06, 5.09, 5.18, or any other provision of this Agreement or any other Credit Document and such default or breach is continued for 15 Business Days;
(e)    (i) the Borrower shall commence an Insolvency Proceeding, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(f)    one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (to the extent not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;
(g)    (i) the Security Agreement shall cease to create a valid and perfected first priority Lien on any portion of the Collateral (other than in accordance with the terms of this Agreement or the terms of the Security Agreement) or (ii) the Borrower, or any rehabilitator, liquidator, conservator or other receiver of the Borrower, asserts in writing that any Lien created under the Security Agreement is invalid or unenforceable;
(h)    any material provision of any Credit Document to which the Borrower is a party, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder ceases to be in full force and effect; or the Borrower denies in writing the validity or enforceability of any provision of this Agreement, or the Borrower denies in writing that it has any further liability or obligation under this Agreement;
(i)    any material provision of the Guaranty, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder ceases to be in full force and effect; or Parent denies in writing the validity or enforceability of any provision of the Guaranty, or Parent denies in writing that it has any further liability or obligation under the Guaranty;
(j)    a Change of Control shall have occurred; or
(k)    any representation or warranty made or deemed made herein, or in any other Credit Document to which the Borrower is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith shall prove to have been incorrect, false or misleading on or as of the date made or deemed made in any material respect;
then, and in every such event (other than an event with respect to the Borrower described in Section 6.01(e)), and at any time thereafter during the continuance of such event, the Majority Lenders may by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i)  declare the principal of the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon, and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in Section 6.01(e), the principal of the Loan then outstanding, together with accrued interest thereon, and all fees and other Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 6.02.    Application of Money Collected. Any money collected by any Lender pursuant to this Article VI (including upon any realization of any Lien upon Collateral) shall be applied, FIRST, to the payment of all amounts due the applicable Lenders pursuant to Section 7.03; SECOND, to the payment to each Lender pro rata of all accrued but unpaid interest on the Loan (including, without limitation, as contemplated by Section 2.06); THIRD, to the repayment to each Lender pro rata of the outstanding principal amount of the Loan; and FOURTH, the balance, if any, to the Borrower. For the avoidance of doubt, all payments made by the Borrower pursuant to Article II shall also be applied in such order of FIRST through THIRD, and in such pro rata manner.
ARTICLE VII
MISCELLANEOUS
SECTION 7.01.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by U.S. mail or sent by telecopy (with confirmed receipt or followed by overnight delivery) to the addresses (or telecopy numbers) set forth on the signature pages hereof. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt or, if mailed, the fifth Business Day following the date so mailed, if earlier.
SECTION 7.02.    Amendment and Waiver. No alteration, modification, amendment or waiver of any terms and conditions of this Agreement shall be effective or enforceable unless set forth in a writing signed by the Majority Lenders and the Borrower.; provided, however, that any alteration, modification, amendment or waiver of any of the following terms shall require the prior written consent of the Borrower and all of the Lenders: the interest rate of the Loan and all accrued but unpaid interest hereunder; the principal amount of the Loan; the Maturity Date; and the terms of this Section 7.02.
SECTION 7.03.    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lenders, including but not limited to reasonable and documented fees and disbursements of one counsel for the Lenders, in connection with the negotiation and preparation of any Credit Documents, and all ancillary documents related thereto, including any amendments, modifications or waivers thereto requested or agreed to by the Borrower (whether or not the transactions contemplated thereby shall be consummated), or the enforcement or protection of the Lenders’ rights in connection with any Credit Documents, including its rights under this Section in connection with the Loan made hereunder or any workout, restructuring or negotiations in respect thereof.
(b)    The Borrower (i) shall indemnify, defend and hold harmless the Lenders from and against any and all losses, claims, damages, liabilities and expenses of any kind (including reasonable and documented legal expenses of one counsel to the Lenders) (collectively, “Losses”) that arise out of, result from or in any way relate to (a) this Agreement, the transaction contemplated hereby or any related transaction (including, without limitation, the execution and delivery of the Credit Documents) or (b) the use, or the contemplated use, of the proceeds of the Loan or any related transaction, other than any Losses claimed by any Lender to the extent such Losses (a) are determined by a final non-appealable judgment of a court of competent jurisdiction to have been incurred by reason of the gross negligence, bad faith or willful misconduct of such Lender, (b) arise from any dispute solely among the Lenders, or (c) in relation to Taxes, indemnification for all of which shall be governed solely by Section 2.05; and (ii) agrees to reimburse each Lender, upon its demand, together with reasonably detailed backup documentation, for any legal or other expenses of one legal counsel incurred in connection with investigating, defending or participating in any such Loss (whether or not such Lender is a party to any action or proceeding out of which any such expenses arise). In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders, or creditors or a Lender, whether or not such Lender is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Lender shall be responsible or liable (whether direct or indirect, in contract or tort, or otherwise) to the Borrower or its affiliates in connection with the matters which form the subject of the Credit Documents or any transactions contemplated hereby (or any related transactions), except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly or primarily from such Lender’s gross negligence, bad faith, willful misconduct or as a result of any material breach of the obligations of such Lender under this Agreement. In case any action or proceeding is instituted involving any Lender, such Lender shall promptly notify the Borrower in writing. If any action or proceeding shall be brought against or involving a Lender, the Borrower shall assume the defense thereof with counsel reasonably satisfactory to such Lender. After the timely assumption of the defense of such claim or action, the Borrower shall not be liable to the Lender under this paragraph for any legal or other expenses subsequently incurred by such Lender in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any Lender shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Lender unless (A) the Borrower and such Lender shall have mutually agreed to the retention of such counsel, or (B) the named parties to any such proceeding (including any impleaded parties) include both the Borrower and such Lender and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Borrower shall pay the reasonable fees and disbursements of separate counsel retained in accordance with (A) or (B) above; provided, that the Borrower shall not, in connection with any action or proceeding, or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Majority Lenders. The Borrower shall not, without prior written consent of each Lender affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Lender to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Lender and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Lender.
(c)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument contemplated thereby, the Transactions, each Loan or the use of the proceeds thereof.
(d)    All amounts due under this Section shall be payable promptly after written demand therefor. The Obligations of the Borrower under this Section shall survive payment in full of the Loan.

SECTION 7.04.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or Obligations hereunder and any attempted assignment or transfer by the Borrower shall be null and void, and no Lender may assign or otherwise transfer all or any portion of the Obligations hereunder to any Person without the written consent of the Borrower (which consent shall not be unreasonably withheld), except as such Obligations may be transferred by any Lender as a result of death or in connection with the customary estate planning of such Lender.
SECTION 7.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 2.05, Section 2.06, and Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan or the termination of this Agreement or any provision hereof.
SECTION 7.06.    Right of Setoff. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes any Lender and each affiliate of such Lender to proceed, to the extent permitted by applicable law, without prior notice, by right of setoff, bankers’ lien, counterclaim or otherwise, against any assets of the Borrower in any currency that may at any time be in the possession of such Lender or such affiliate, at any branch or office, to the full extent of all amounts payable to such Lender hereunder or thereunder. The Lenders shall give prompt notice to the Borrower after any exercise of the Lenders’ rights under the preceding sentence, but the failure to give such notice shall not affect the validity of any of the Lender’s actions.
SECTION 7.07.    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions hereof; and such invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and the parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.08.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and any claim, controversy or dispute related to or in connection with this Agreement, any Credit Document or any of the transactions contemplated hereby or thereby, the relationship of the parties hereto and the interpretation and enforcement of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 et seq. of the New York General Obligations Law but otherwise without regard to principles of conflicts of laws).

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY CREDIT DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY CREDIT DOCUMENT.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 7.09.    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 7.10.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or of any other Credit Document by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or of such other Credit Document. Notwithstanding the foregoing, delivery of a signature page of this Agreement by a Lender shall not be effective unless and until the delivery of signatures by all other Lenders listed on Exhibit A hereto.
SECTION 7.11.    Confidentiality. Each Lender agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) to its affiliates and its and its affiliates’ respective partners, directors, officers, employees, agents trustees, administrators, managers, advisors, attorneys-in-fact, and representatives (collectively, the “Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Information confidential in accordance with customary practices); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties; (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vi) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 7.11 (or as may otherwise be reasonably acceptable to the Borrower), to (x) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (vii) with the consent of the Borrower; or (viii) to the extent that such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 7.11, or (y) becomes available to such Lender on a nonconfidential basis from a source other than the Borrower.
SECTION 7.12.    Representations of the Lenders.
(a)    Each Lender is an “Accredited Investor” as that term is defined in Rule 501(a) under Regulation D promulgated by the SEC under the Securities Act. Each Lender is financially able to bear the economic risk of making the Loan, including the ability to afford holding the portion of the Loan attributable to such Lender through the Maturity Date or to afford a complete loss of the of the portion of the Loan attributable to such Lender if not repaid on the Maturity Date.
(b)    No Lender learned of the Transactions or of making the Loans as a result of any general solicitation or general advertising.
(c)    The potion of the Loan attributable to each Lender is for such Lender’s own account, not as nominee or agent, and not with a view to the transfer, resale or distribution of any part thereof in violation of the Securities Act, and such Lender has no present intention of transferring, selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Lender’s right at all times to transfer, sell or otherwise dispose of all or any part of the Loan attributable to such Lender in compliance with applicable federal and state securities laws and the terms of this Agreement.
[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
BORROWER:

GOLDLINE ACQUISITION CORP.

By: /s/ Gregory N. Roberts________
Name: Gregory N. Roberts
Title: Executive Chairman

Notice Address for Borrower:

2121 Rosecrans Ave., Suite 6300
El Segundo, CA90245

[Signature Page to Credit Agreement]

Exhibit A
Lenders and Commitments
On file.

Exhibit A to Credit Agreement